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                                                                    Exhibit 23.6
                          [Hopper Soliday Letterhead]

     CONSENT OF HOPPER SOLIDAY, A DIVISION OF TUCKER ANTHONY INCORPORATED

          We hereby consent to the use in the Registration Statement on Amendment No. 1 on Form S-4 of our opinion relating to the fairness to the shareholders of First Philson Financial Corporation, from a financial point of view, of the terms of the merger between First Philson Financial Corporation, First Philson, N.A. and BT Financial Corporation, Laurel Bank and to the references to Hopper Soliday in the Joint Proxy Statement/Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Hopper Soliday, a division of Tucker Anthony Incorporated

Hopper Soliday, a division of Tucker Anthony Incorporated
1703 Oregon Pike
Lancaster, PA 17601-4201

Dated:  June 1, 1999